Gibraltar Exceeds Guidance with First-Quarter 2016 Financial Results
Adjusted EPS Increases YOY to $0.24 from $0.06; Sales Grow 17%
Confirms Full-Year 2016 Guidance of $1.30 to $1.40 Adjusted EPS

Buffalo, New York, May 6, 2016 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three-month period ended March 31, 2016. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
First-quarter Consolidated Results
Gibraltar’s net sales for the first quarter of 2016 increased 17 percent to $233.7 million, compared with $200.6 million in the first quarter of 2015. First-quarter adjusted net income was $7.6 million, or $0.24 per diluted share, compared with $1.8 million, or $0.06 per diluted share, in the first quarter of 2015. The adjusted first-quarter 2016 results exclude special items with an after-tax net charge totaling $1.1 million, or $0.04 per diluted share, resulting primarily from business restructuring under the 80/20 simplification initiative. The adjusted first-quarter 2015 results excluded special items with an after-tax net benefit totaling $3.7 million, or $0.12 per diluted share, resulting primarily from a gain on the sale of a facility, partially offset by costs related to the Company’s senior leadership transition. Including these items in the respective periods, the Company’s first-quarter 2016 GAAP net income was $6.5 million, or $0.20 per diluted share, compared with a net income of $5.5 million, or $0.18 per diluted share, in the first quarter of 2015.
Management Comments
“Gibraltar began 2016 with a strong first-quarter performance as we exceeded our guidance on both the top and bottom lines,” said Chief Executive Officer Frank Heard. “We reported an over 300% increase in adjusted net income on a 17% increase in sales as a result of significant gains from our value creation strategy and the benefits of our June 2015 acquisition of Rough Brothers Inc. (RBI). RBI continues to leverage solid top-line growth into strong profitability.
“Our positive financial results in recent quarters reflect a rapid culture transformation at Gibraltar, which has led to significant operational improvements across the organization. We have made excellent progress in re-focusing our resources and increasing efficiencies. As a result, we have delivered increased profitability out of our base businesses despite market headwinds,” Heard said.
First-quarter Segment Results
Residential Products
First-quarter 2016 net sales in Gibraltar’s Residential Products segment decreased 6 percent to $100.1 million, compared with $106.8 million for the first quarter of 2015, reflecting the completion of a significant contract for centralized mailboxes as of December 2015. First-quarter 2016 adjusted operating margin increased to 13.2 percent compared to 7.7 percent in the prior-year period. The segment’s adjusted operating margin reflected the benefit of improved operational efficiencies and early contributions from the 80/20 simplification initiative.

Industrial and Infrastructure Products
First-quarter 2016 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased 15 percent to $79.7 million, compared with $93.8 million for the first quarter of 2015. However, adjusted operating margin doubled to 5.0 percent as the combination of improved manufacturing efficiencies, tighter management of raw material costs, and initial benefits from 80/20 simplification helped offset the effect of the revenue decrease. Sales in this segment reflected lower shipment volumes plus the effect of lower steel costs on customer pricing. First-quarter volume was lower year-over-year by 9 percent as domestic energy and mining activity declined, in part, due to the effects of reduced oil prices.
Renewable Energy and Conservation
This newly named segment contains the results of RBI, an acquisition the Company completed on June 9, 2015. RBI has established itself during the past six years as North America’s fastest-growing provider of solar racking solutions. RBI was accretive to the Company’s results, adding adjusted earnings of $0.09 per diluted share to the first quarter, on revenues of $53.9 million.
The first-quarter 2016 net sales of $53.9 million represent an increase of 35 percent, compared to $39.9 million for the first quarter of 2015 (prior to the acquisition by Gibraltar). Sales growth in this segment reflected continued strong demand for RBI’s ground-mounted solar racking products as well its commercial greenhouse products.
Business Outlook
“Looking ahead in 2016, we will build on our previous successes to advance our four pillar strategy, which includes operational improvement, portfolio management, product innovation plus accretive acquisitions which serve as strategic accelerators to growth. As a result, even with continued softness in certain end markets, we expect to achieve our key financial objectives for 2016: increasing earnings, making more efficient use of our capital, and delivering higher shareholder returns than we did in 2015.”
Gibraltar expects 2016 total revenues in the range of $1.04 billion to $1.06 billion, an increase of approximately 1 percent compared with $1.04 billion in 2015, led by continuing growth in sales of solar racking. This revenue range for 2016 is lower than previous guidance due to the Company’s divestiture in April 2016 of its European industrial business that contributed $36 million in revenues with breakeven profitability to our Industrial & Infrastructure Products segment in 2015. Despite expected modest revenue growth this year, Gibraltar is confirming its guidance for higher adjusted earnings for full year 2016. Adjusted earnings for 2016 are expected in the range of $1.30 to $1.40 per diluted share, compared with $1.09 per diluted share in 2015.
For the second quarter of 2016, revenues are expected to increase 7 to 8 percent and adjusted EPS are expected to be between $0.36 and $0.41, compared with $0.25 for the second quarter of 2015, as a result of the income from the Renewable Energy and Conservation segment and continuing operational efficiencies.
First-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2016. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, Germany, China, and Japan. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains / losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month period ending June 30, 2016, on Thursday, July 28, 2016, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net Sales	$233,677	$200,615
Cost of sales	183,521	170,700
Gross profit	50,156	29,915
Selling, general, and administrative expense	36,549	20,945
Income from operations	13,607	8,970
Interest expense	3,691	3,700
Other income	(195)	(3,559)
Income before taxes	10,111	8,829
Provision for income taxes	3,618	3,292
Income from continuing operations	6,493	5,537
Discontinued operations:
Loss before taxes	—	(44)
Benefit of income taxes	—	(16)
Loss from discontinued operations	—	(28)
Net income	$6,493	$5,509
Net earnings per share – Basic:
Income from continuing operations	$0.21	$0.18
Loss from discontinued operations	—	—
Net income	$0.21	$0.18
Weighted average shares outstanding – Basic	31,423	31,191
Net earnings per share – Diluted:
Income from continuing operations	$0.20	$0.18
Loss from discontinued operations	—	—
Net income	$0.20	$0.18
Weighted average shares outstanding – Diluted	31,790	31,386

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$82,627	$68,858
Accounts receivable, net	149,458	164,969
Inventories	106,406	107,058
Other current assets	9,852	10,537
Total current assets	348,343	351,422
Property, plant, and equipment, net	116,681	118,932
Goodwill	293,664	292,390
Acquired intangibles	121,649	123,013
Other assets	4,112	4,015
	$884,449	$889,772
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$83,994	$89,204
Accrued expenses	50,615	67,605
Billings in excess of cost	31,523	28,186
Current maturities of long-term debt	400	400
Total current liabilities	166,532	185,395
Long-term debt	209,032	208,882
Deferred income taxes	42,964	42,654
Other non-current liabilities	44,973	42,755
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,827 and 31,779 shares issued in 2016 and 2015	318	317
Additional paid-in capital	255,125	253,458
Retained earnings	184,566	178,073
Accumulated other comprehensive loss	(12,301)	(15,416)
Cost of 500 and 484 common shares held in treasury in 2016 and 2015	(6,760)	(6,346)
Total shareholders’ equity	420,948	410,086
	$884,449	$889,772

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities
Net income	$6,493	$5,509
Loss from discontinued operations	—	(28)
Income from continuing operations	6,493	5,537
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,054	6,149
Stock compensation expense	1,348	568
Net gain on sale of assets	(189)	(8,141)
Restructuring charges, non-cash	910	108
Other, net	(407)	(1,622)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	14,880	(15,332)
Inventories	117	(5,361)
Other current assets and other assets	(254)	1,786
Accounts payable	(5,101)	8,450
Accrued expenses and other non-current liabilities	(8,497)	(6,869)
Net cash provided by (used in)operating activities	15,354	(14,727)
Cash Flows from Investing Activities
Cash paid for acquisitions	(2,314)	—
Net proceeds from sale of property and equipment	57	26,181
Purchases of property, plant, and equipment	(1,501)	(2,022)
Other investing activities	1,118	(61)
Net cash used in investing activities	(2,640)	24,098
Cash Flows from Financing Activities
Payment of debt issuance costs	(54)	—
Purchase of treasury stock at market prices	(414)	(356)
Net proceeds from issuance of common stock	133	9
Excess tax benefit from stock compensation	187	18
Net cash used in financing activities	(148)	(329)
Effect of exchange rate changes on cash	1,203	(1,327)
Net increase in cash and cash equivalents	13,769	7,715
Cash and cash equivalents at beginning of year	68,858	110,610
Cash and cash equivalents at end of period	$82,627	$118,325

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2016
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$100,147	$—	$—	$100,147
Industrial & Infrastructure Products	80,017	—	—	80,017
Less Inter-Segment Sales	(367)	—	—	(367)
	79,650	—	—	79,650
Renewable Energy & Conservation	53,880	—	—	53,880
Consolidated sales	233,677	—	—	233,677

Income from operations
Residential Products	12,231	—	1,018	13,249
Industrial & Infrastructure Products	3,326	—	680	4,006
Renewable Energy & Conservation	4,313	—	—	4,313
Segment Income	19,870	—	1,698	21,568
Unallocated corporate expense	(6,263)	31	—	(6,232)
Consolidated income from operations	13,607	31	1,698	15,336

Interest expense	3,691	—	—	3,691
Other income	(195)	—	—	(195)
Income before income taxes	10,111	31	1,698	11,840
Provision for income taxes	3,618	11	620	4,249
Income from continuing operations	$6,493	$20	$1,078	$7,591
Income from continuing operations per share – diluted	$0.20	$—	$0.04	$0.24

Operating margin
Residential Products	12.2%	—%	1.0%	13.2%
Industrial & Infrastructure Products	4.2%	—%	0.9%	5.0%
Renewable Energy & Conservation	8.0%	—%	—%	8.0%
Segments Margin	8.5%	—%	0.7%	9.2%
Consolidated	5.8%	—%	0.7%	6.6%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2015
	As Reported In GAAP Statements	Gain on Sale of Facility	Reclass of Hedging Activity	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$106,795	$—	$—	$—	$—	$106,795
Industrial & Infrastructure Products	94,285	—	—	—	—	94,285
Less Inter-Segment Sales	(465)	—	—	—	—	(465)
	93,820	—	—	—	—	93,820
Consolidated sales	200,615	—	—	—	—	200,615

Income from operations
Residential Products	12,133	(6,799)	2,723	—	219	8,276
Industrial & Infrastructure Products	2,006	—	—	—	364	2,370
Segment Income	14,139	(6,799)	2,723	—	583	10,646
Unallocated corporate expense	(5,169)	—	—	(228)	517	(4,880)
Consolidated income from operations	8,970	(6,799)	2,723	(228)	1,100	5,766

Interest expense	3,700	—	—	—	—	3,700
Other income	(3,559)	—	2,723	—	—	(836)
Income before income taxes	8,829	(6,799)	—	(228)	1,100	2,902
Provision for income taxes	3,292	(2,526)	—	(85)	408	1,089
Income from continuing operations	$5,537	$(4,273)	—	$(143)	$692	$1,813
Income from continuing operations per share – diluted	$0.18	$(0.14)	$—	$—	$0.02	$0.06

Operating margin
Residential Products	11.4%	(6.4)%	2.5%	—%	0.2%	7.7%
Industrial & Infrastructure Products	2.1%	—%	—%	—%	0.4%	2.5%
Segments Margin	7.0%	(3.4)%	1.4%	—%	0.3%	5.3%
Consolidated	4.5%	(3.4)%	1.4%	(0.1)%	0.5%	2.9%